CHIMERA
INVESTMENT CORPORATION

Q2 2015 Supplemental Financial Information

August 5, 2015

Disclaimer

This material is not intended to be exhaustive, is preliminary in nature and may be subject to change. In addition, much of the information contained herein is based on various assumptions (some of which are beyond the control of Chimera Investment Corporation, the "Company") and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may," "would," "projected," "will" or similar expressions, or variations on those terms or the negative of those terms. The Company's forward-looking statements are subject to numerous risks, uncertainties and other factors. Furthermore, none of the financial information contained in this material has been audited or approved by the Company's independent registered public accounting firm.

Portfolio Composition as of June 30, 2015

Total Portfolio: $15.4 Billion   Total Capital: $3.4 Billion
Total Leverage: 3.4:1



Residential Mortgage Credit Portfolio Total Assets: $9.1 Billion(1)
Agency MBS Portfolio Total Assets: $6.3 Billion(1)
Non-Recourse $4.9 Billion
Recourse $1.5 Billion
Equity $2.8 Billion
Recourse $5.3 Billion
Equity $0.6 Billion
Billions
$10
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
Equity
Recourse
Non-Recourse

Net Investment Analysis

	Residential Mortgage Credit Portfolio	Agency MBS Portfolio
Gross Asset Yield:	8.6%	2.8%
Financing Cost[2]:	3.7%	1.2%
Net Interest Spread:	4.9%	1.6%
Net Interest Margin:	5.7%	1.8%

(1) Financing includes unsettled trades
(2) Financing cost includes the interest incurred on interest rate swaps

GAAP Asset Allocation: Quarter Over Quarter Comparison[1]

June 30, 2015


34%
41%
25%
Agency RMBS
Non-Agency RMBS
Securitized Loan Portfolio

Total Portfolio: $15.4 Billion

March 31, 2015


32%
45%
23%
Agency RMBS
Non-Agency RMBS
Securitized Loan Portfolio

Total Portfolio: $16.0 Billion

(1) Based on Fair Value

GAAP Financing Sources: Quarter Over Quarter Comparison

June 30, 2015


42%
58%
Repurchase Agreements, RMBS
Non-Recourse Debt, Securitized RMBS and Loans (1)

Total Financing: $11.7 Billion

March 31, 2015


37%
63%
Repurchase Agreements, RMBS
Non-Recourse Debt, Securitized RMBS and Loans (1)

Total Financing: $13.2 Billion

(1) Consists of tranches of RMBS and loan securitizations sold to third parties

Agency & Repo Summary

($ in thousands)

Agency Pass-Throughs – As of June 30, 2015

Coupon	Current Face	Weighted Average Price	Weighted Average CPR
3.50%	$1,928,081	102.8	7.9
4.00%	2,720,829	105.6	21.5
4.50%	437,109	108.2	20.6
Total	$5,086,019		

Agency Pass-Throughs– As of March 31, 2015

Coupon	Current Face	Weighted Average Price	Weighted Average CPR
3.50%	$1,904,145	105.0	10.1
4.00%	3,682,424	106.7	13.3
4.50%	473,931	109.0	18.7
Total	$6,060,500		

Repo Days to Maturity – As of June 30, 2015

Maturity	Principal Balance (1)	Weighted Average Rate	Weighted Average Days
Within 30 days	$1,329,902	0.44%	
30 to 59 days	1,572,481	0.40%	
60 to 89 days	975,458	0.47%	
90 to 360 days	1,112,391	0.48%	
Over 360 days	300,000	1.00%	
Total	$5,290,232	0.48%	37

Repo Days to Maturity – As of March 31, 2015

Maturity	Principal Balance (1)	Weighted Average Rate	Weighted Average Days
Within 30 days	$5,026,200	0.38%	
30 to 59 days	515,164	0.43%	
60 to 89 days	683,197	0.46%	
90 to 360 days	299,398	0.52%	
Over 360 days	300,000	1.00%	
Total	$6,823,959	0.43%	58

(1) Repo financing net adjusted for the impact of unsettled trades

Interest Rate Sensitivity as of June 30, 2015

Agency, Swap and Derivative Portfolio

Description ($ in thousands)		+ 100 Basis Points	+ 50 Basis Points	Unchanged	-50 Basis Points	-100 Basis Points
Agency Pass-Through	Market Value	$5,047,516	$5,195,712	$5,334,566	$5,441,721	$5,520,867
	Percentage Change	(5.4%)	(2.6%)	-	2.0%	3.5%
Swap	Market Value	143,565	73,469	(32,199)	(72,950)	(136,034)
	Percentage Change	3.3%	2.0%	-	(0.5%)	(1.9%)
Futures	Market Value	46,144	24,104	1,641	(21,409)	(45,065)
	Percentage Change	0.8%	0.4%	-	(0.4%)	(0.9%)
Net Gain/(Loss)		($66,450)	($10,722)	$0	$43,253	$35,739
Percentage Change in Portfolio Value[1]		(1.2%)	(0.2%)	-	0.8%	0.7%


Hedge Book Maturities
56%
21%
16%
7%
Near Term 0-3
Short Term 3-5
Medium Term 5-10
Long Term 10-30

(1) Projected Percentage Change in Portfolio Value is based on instantaneous moves in interest rates.

Consolidated RMBS & Loan Securitizations

($ in thousands)			At Issuance / Acquisition			As of June 30, 2015		
Vintage	Deal	Type	Total Original Face	Total of Tranches Sold	Total of Tranches Retained	Total Remaining Face	Remaining Face of Tranches Sold	Remaining Face of Tranches Retained
2015	Whole Loan Securitization	CIM 2015-1EC	$268,731	$214,985	$53,746	$262,272	$208,526	$53,746
2015	Whole Loan Securitization(1)	CIM 2015-2AG	307,775	276,998	30,777	299,324	268,547	30,777
2014	Whole Loan Securitization(2)	CSMC 2014-CIM1	333,865	$290,656	43,209	282,572	240,777	41,795
2011-2012	Whole Loan Securitization	SLRMT 2012-2A	792,347	615,210	177,137	705,252	507,938	197,316
2011-2012	Whole Loan Securitization	SLRMT 2012-3A	876,160	673,660	202,500	784,403	554,830	229,573
2011-2012	Whole Loan Securitization	SLRMT 2013-1A	903,620	862,851	40,769	809,725	752,057	57,668
2011-2012	Whole Loan Securitization	SLRMT 2013-2A	1,060,813	1,034,495	26,317	981,203	945,331	35,872
2011-2012	Whole Loan Securitization	SLRMT 2013-3A	483,410	477,486	5,924	456,956	449,156	7,800
2014	RMBS Securitization(3)	CSMC - 2014-4R	367,271	-	367,271	317,396	-	317,396
2012	Whole Loan Securitization	CSMC - 2012-CIM1	741,939	707,810	34,129	138,775	106,921	31,854
2012	Whole Loan Securitization	CSMC - 2012-CIM2	425,091	404,261	20,830	102,734	82,997	19,737
2012	Whole Loan Securitization	CSMC - 2012-CIM3	329,886	305,804	24,082	190,325	169,281	21,044
2010	RMBS Securitization	CSMC - 2010-1R	1,730,581	691,630	1,038,951	779,440	57,710	721,730
2010	RMBS Securitization	CSMC - 2010-11R	566,571	332,299	234,272	338,379	121,922	216,457
2009	RMBS Securitization	CSMC - 2009-12R	1,730,698	915,566	815,132	727,953	175,967	551,986
2009	RMBS Securitization	JPMRR - 2009-7	1,522,474	856,935	665,539	647,750	235,489	412,261
2009	RMBS Securitization	JMAC - 2009-R2	281,863	192,500	89,363	115,747	54,123	61,624
2009	RMBS Securitization	JPMRR - 2009-7	1,522,474	856,935	665,539	85,551	61,203	24,348
	TOTAL		$12,342,805	$9,402,289	$2,940,517	$8,025,756	$4,992,771	$3,032,985
			% of origination remaining			60%	53%	77%

(1) Collateral for this deal was originally part of Springleaf 2012-1A.
(2) Collateral for this deal was originally part of Springleaf 2011-1A.
(3) Collateral for this deal was originally part of CSMC 2010-12R.

CHIMERA
INVESTMENT CORPORATION

Q2 2015 Supplemental Financial Information